Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen North Carolina Premium Income Municipal Fund
33-60540
811-7608


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             3,016,177
                       1,460
   Against
                155,314
                          135
   Abstain
                108,068
                            99
   Broker Non-Votes
                818,495
                             -
      Total
             4,098,054
                       1,694



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             3,045,713
                       1,463
   Against
                121,122
                          143
   Abstain
                112,724
                            88
   Broker Non-Votes
                818,495
                             -
      Total
             4,098,054
                       1,694



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             3,045,713
                       1,463
   Against
                121,122
                          143
   Abstain
                112,724
                            88
   Broker Non-Votes
                818,495
                             -
      Total
             4,098,054
                       1,694



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             3,010,408
                       1,468
   Against
                145,363
                          130
   Abstain
                124,867
                            96
   Broker Non-Votes
                817,416
                             -
      Total
             4,098,054
                       1,694



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             3,026,312
                       1,460
   Against
                130,603
                          135
   Abstain
                123,723
                            99
   Broker Non-Votes
                817,416
                             -
      Total
             4,098,054
                       1,694



To approve the new fundamental policy
relating to commodities.


   For
             3,021,365
                       1,460
   Against
                137,487
                          135
   Abstain
                121,786
                            99
   Broker Non-Votes
                817,416
                             -
      Total
             4,098,054
                       1,694




Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012621.